Exhibit 99.1

1155 Battery Street, San Francisco, CA 94111

Investor Contacts:	Allison Malkin
Integrated Corporate Relations, Inc.
(203) 682-8200

Media Contact:	Jeff Beckman
Levi Strauss & Co.
(415) 501-1698

Levi Strauss & Co. Completes Private Placement, Accepts Notes in Tender Offer and Announces Redemption

SAN FRANCISCO (March 11, 2005) — Levi Strauss & Co. announced today that it has closed its private placement of $380.0 million principal amount of Floating Rate Senior Notes due 2012 and €150.0 million principal amount of 8.625% Senior Notes due 2013.

The company also announced that it has accepted for purchase $269.9 million (or 71.0%) of its $380.0 million aggregate principal amount U.S. dollar denominated 11.625% Senior Notes due 2008 (the “U.S. Notes”) and €89.0 million (or 71.2%) of its €125.0 million Euro denominated 11.625% Senior Notes due 2008 (the “Euro Notes,” and together with the U.S. Notes, the “Notes”) pursuant to its cash tender offer and related consent solicitation. With respect to each series of Notes, the company and the trustee for such Notes have executed a supplemental indenture to the indenture governing such Notes that eliminates or makes less restrictive substantially all of the restrictive provisions of the indenture. The tender offer will remain open to holders until 12:00 midnight, New York City time, on Wednesday, March 23, 2005, unless extended or earlier terminated by the Company. Holders who tender their Notes after 5:00 p.m., New York City time, on March 9, 2005 and prior to the expiration of the tender offer will receive $1,033.13 per $1,000 principal amount of U.S. Notes and €1,033.13 per €1,000 principal amount of Euro Notes.

The company announced that it will redeem any Notes not tendered in the tender offer on April 11, 2005 at a redemption price of $1058.13 per $1,000 principal amount of the U.S. Notes and €1,058.13 per €1,000 principal amount of the Euro Notes. Holders will also receive accrued and unpaid interest to, but not including, the redemption date.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other security. The tender offer is made only by an Offer to Purchase and Consent Solicitation Statement dated February 24, 2005. Statements in this press release regarding the private offering of debt securities shall not constitute an offer to sell or a solicitation of an offer to buy such securities. The tender offer is not being made directly or indirectly to any resident or person located in Italy or in any other jurisdiction where the tender offer would be unlawful.

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended 2004, especially in the Management’s Discussion and Analysis—“Financial Condition and Results of Operations” and “Factors That May Affect Future Results” sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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